UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33213	77-0454924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 565-7500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 30, 2011, Magma Design Automation, Inc., a Delaware corporation (“Magma”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synopsys, Inc., a Delaware corporation (“Synopsys”), and Lotus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synopsys, (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Magma, with Magma continuing as the surviving corporation and a wholly owned subsidiary of Synopsys (the “Merger”). The Board of Directors of both Synopsys and Magma have unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Board of Directors of Magma has recommended that the stockholders of Magma adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Magma common stock, other than treasury shares, shares held by Synopsys, Merger Sub or any wholly owned subsidiary of Synopsys or Magma and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $7.35 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, certain equity awards held by employees of Magma will be converted into cash equal to the difference between the Merger Consideration and the exercise price, if any, of such awards, while other equity awards held by employees of Magma will be assumed by Synopsys and converted into equity awards of Synopsys on substantially equivalent terms.

The Merger Agreement includes customary representations, warranties and covenants of Magma, Synopsys and Merger Sub. Magma has agreed, among other things and subject to certain exceptions, to operate its business in the ordinary course and consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger. Magma has also agreed not to solicit, initiate or knowingly encourage, assist or facilitate proposals relating to alternative transactions and, subject to limited exceptions, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative transactions.

The Merger Agreement also includes customary termination rights for both Magma and Synopsys. Upon termination of the Merger Agreement in certain specified circumstances, including a termination by Magma in connection with the acceptance of a Superior Offer (as defined in the Merger Agreement) pursuant to the terms and conditions set forth in the Merger Agreement, Magma will be required to pay Synopsys a termination fee equal to $18 million and, in certain other circumstances, $27 million. Upon termination of the Merger Agreement in certain circumstances related to a failure to obtain regulatory approval as specified in the Merger Agreement, Synopsys will be required to pay Magma a reverse termination fee equal to $30 million.

Consummation of the Merger is subject to certain conditions to closing, including, among other things, (i) the affirmative vote of the holders of a majority of the outstanding shares of Magma’s common stock in favor of the adoption of the Merger Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any order enjoining or prohibiting the consummation of the Merger or of any law making consummation of the Merger illegal, (iv) the absence of any legal proceeding challenging or seeking to prohibit consummation of the Merger, (v) subject to certain materiality exceptions, the accuracy of Magma’s representations and warranties in the Merger Agreement, (vi) the performance in all material respects of Magma’s covenants in the Merger Agreement, and (vii) the absence of any material adverse effect with respect to Magma during the interim period between the execution of the Merger Agreement and consummation of the Merger. The Merger is not subject to a financing condition.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement attached as Exhibit 2.1 is being filed to provide investors with information regarding its terms and is not intended to provide any other factual information about Magma, Synopsys or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Magma’s public disclosures.

Support Agreement

Concurrently with the execution of the Merger, each of the members of Magma’s Board of Directors and Magma’s Chief Financial Officer (each, an “Insider Stockholder”) entered into a Support Agreement (the “Support Agreement”) with Synopsys. Pursuant to the Support Agreement, each Insider Stockholder has agreed (i) not to transfer, prior to the consummation or earlier termination of the Merger, any shares of Magma’s common stock owned or acquired by such stockholder prior to the consummation or earlier termination of the Merger, deposit any of such shares into a voting trust or grant any proxy or enter into any voting agreement with respect to such shares, (ii) to vote all shares of Magma’s common stock owned or acquired by such stockholder prior to the consummation or earlier termination of the Merger in favor of the Merger, the adoption of the Merger Agreement and any other action contemplated by the Merger Agreement and against certain specified actions or alternative transactions and (iii) not to enter into any agreement or understanding with any person that is inconsistent with the foregoing voting agreement. As of the date hereof, the Insider Stockholders own, directly or indirectly, an aggregate of approximately 2.3% of Magma’s outstanding common stock.

The foregoing description of the Support Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Support Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Merger, Magma will file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to stockholders of Magma. Investors and stockholders of Magma are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transaction. Copies of these documents (when they become available) may be obtained free of charge by making a request to Magma’s Investor Relations Department either in writing to Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110 or by telephone to (408) 565-7799. In addition, documents filed with the SEC by Magma may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” in the “Investors” section of Magma’s website at www.magma-da.com.

Magma and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Magma’s stockholders in respect of the transaction. Information regarding Magma’s directors and executive officers is contained in Magma’s proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on August 29, 2011. Additional information regarding Magma’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interest in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above.

Item 8.01	Other Events

On November 30, 2011, Magma issued a press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated November 30, 2011 by and among Synopsys, Inc., Lotus Acquisition Corp. and Magma Design Automation, Inc.

2.2	Form of Support Agreement dated November 30, 2011 between Synopsys, Inc. and each of the directors and the Chief Financial Officer of Magma Design Automation, Inc.

99.1	Magma Design Automation, Inc. Press Release dated November 30, 2011.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Magma agrees to supplementally furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magma Design Automation, Inc.
(Registrant)

	By:	/s/ PETER S. TESHIMA
Date: December 1, 2011		Peter S. Teshima
Corporate Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated November 30, 2011 by and among Synopsys, Inc., Lotus Acquisition Corp. and Magma Design Automation, Inc.

2.2	Form of Support Agreement dated November 30, 2011 between Synopsys, Inc. and each of the directors and the Chief Financial Officer of Magma Design Automation, Inc.

99.1	Magma Design Automation, Inc. Press Release dated November 30, 2011.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Magma agrees to supplementally furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.